Exhibit 99.1
FENTURA FINANCIAL, INC.
P.O. BOX 725
FENTON, MI 48430-0725

Contact:	Donald L. Grill Fentura Financial, Inc. (810) 714-3985 November 5, 2010
FENTURA ANNOUNCES THIRD QUARTER RESULTS AND
FEDERAL RESERVE BANK ACTION
     For the quarter ended September 30, 2010, Fentura Financial, Inc. reported an operating loss of $2,337,000, or $1.03 per share. At the close of the third quarter of 2009, Fentura reported an operating loss of $847,000, or $0.38 per share. For both calendar year quarters, extraordinary loan loss provision created the operating losses as many bank borrowers continue to struggle in making their loan repayment obligations. Non-performing asset totals declined $5,777,000 or 16.6% from the end of the third quarter 2009 through 2010. The subsidiary banks have been successful in dealing effectively with non-performing assets, in part, by selling such assets at or near carrying values. According the Fentura CEO Donald L. Grill, “While many of our borrowers continue to experience financial stress because of the recession, we are finally beginning to see some stabilization of property values and an improvement in the financial condition of some borrowers.”

     On a year to date basis, the 2010 operating loss of $5,600,000, or $2.47 per share reflects improvement from the $17,871,000 or $8.13 per share loss in 2009. The improvement in the year to year performance reflects improvement in the bank’s overall asset quality. Similar to the results for the quarter, extraordinary loan loss provision dominated the financial results for both year to date periods.
     Asset quality problems aside, the company has achieved year over year improvement in the areas of net interest margin, non interest income and non interest expense. The 2010 year to date net interest margin of 3.66% reflects a 26 basis point improvement over the margin through the same period in 2009. Similarly, year to date 2010 non interest income of $4,088,000 exceeded the 2009 year to date total by $843,000 or 26.0%. The continued focus on expense control at the subsidiary banks is apparent as total operating expenses declined $1,644,000 on a year to date basis between 2009 and 2010.
     Total assets reflect a sharp decline of $105,614,000 between September 30, 2009 and September 30, 2010. Approximately half of the decline is attributable to the sale of Davison State Bank which took place in April of 2010. The remaining portion of the decline is a result of asset and liability management strategies employed by the banks to reduce the size of the bank balance sheets to maintain adequate levels of capitalization. At September 30, 2010, both subsidiary banks were considered adequately capitalized by regulatory standards. Continued operating losses caused a $3,475,000 decline in shareholders equity on a year to year basis.

     In late October, Fentura received authorization from the Federal Reserve Bank to form a special purpose subsidiary in connection with the planned sale of West Michigan Community Bank. This was the final regulatory approval required in connection with the proposed sale, which is now expected to take place prior to year-end 2010. As announced earlier in the year, Fentura has agreed to sell the bank to private investors in a transaction that will recover a $9,484,000 investment in the bank and provide an approximate $950,000 gain to Fentura. In a simultaneous transaction, Fentura will acquire certain non-performing assets from the bank to be housed and serviced from the newly formed Fentura subsidiary. As the non-performing assets are converted to performing loans or liquidated, the proceeds will be available to strengthen the capital position of The State Bank through paid-in-capital injections by Fentura. It is expected that completion of the sale will also increase the Tier 1 leverage capital ratio of Fentura from 4.61% to 6.58%.
     In an unrelated action, the Federal Reserve Bank of Chicago and Fentura Financial, Inc. have entered into a written agreement designed to strengthen the overall financial condition of the company. Among other things, the agreement calls for a commitment to oversight responsibilities involving the subsidiary banks, stock, debt, dividend and distribution limitations at both the bank and holding company levels, cash flow projections, capital plans and periodic regulatory reporting. A copy of the written agreement is attached as an exhibit to this release.

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CAUTIONARY STATEMENT: This press release contains certain forward-looking statements that involve risks and uncertainties which could cause actual results to differ materially from those expressed or implied by such forward-looking statements, including, but not limited to, economic, competitive, governmental and technological factors affecting the Company’s operations, markets, products, services pricing. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Further information concerning the Company and its business, including additional factors that could materially affect the Company’s financial results, is included in the Company’s filing with the Securities and Exchange Commission.

Fentura Financial Inc.
Consolidated Balance Sheets
(Dollars in thousands)
UNAUDITED

	Sep 30	Jun 30	Mar 31	Dec 31	Sept 30
	2010	2010	2010	2009	2009

ASSETS

Cash and cash equivalents
Cash and due from banks	$14,787	$15,535	$17,019	$18,459	$18,814
Short term investments	39,700	28,050	28,650	23,650	27,250

Total cash & cash equivalents	54,487	43,585	45,669	42,109	46,064

Securities:
Securities available for sale	54,786	45,604	42,113	43,608	49,405
Securities held to maturity	4,471	4,697	5,453	5,456	5,577

Total securities	59,257	50,301	47,566	49,064	54,982
Loans held for sale	1,877	1,259	1,265	831	1,434
Loans:
Commercial	228,731	244,672	252,231	252,764	270,542
Real estate — construction	15,439	17,578	20,129	26,295	34,072
Real estate — mortgage	23,719	24,465	25,751	28,058	30,829
Consumer	42,806	43,567	45,509	48,313	50,438

Total loans	310,695	330,282	343,620	355,430	385,881
Less: Allowance for loan losses	(15,037)	(14,227)	(12,338)	(10,726)	(14,485)

Net loans	295,658	316,055	331,282	344,704	371,396

Bank owned life insurance	7,070	7,318	7,267	7,221	7,138
Bank premises and equipment	15,254	15,471	15,697	15,914	16,111
Federal Home Loan Bank stock	1,900	1,900	1,900	1,900	1,900
Accrued interest receivable	1,582	1,743	1,927	1,813	2,020
Acquisition intangibles	84	105	126	157	189
Other Real Estate Owned	9,003	7,948	8,928	7,967	6,856
Assets of discontinued operations	—	—	37,378	37,919	41,195
Other assets	3,206	9,605	9,989	12,480	5,707

TOTAL ASSETS	$449,378	$455,290	$508,994	$522,079	$554,992

LIABILITIES & SHAREHOLDERS’ EQUITY

LIABILITIES
Deposits:
Non-interest bearing deposits	68,361	69,955	65,886	64,530	63,786
Interest bearing deposits	340,882	341,429	362,903	376,245	405,080

Total deposits	409,243	411,384	428,789	440,775	468,866

Short-term borrowings	116	10	67	164	34
Federal Home Loan Bank Advances	5,954	7,954	7,981	7,981	9,981
Subordinated debentures	14,000	14,000	14,000	14,000	14,000
Liabilities of discontinued operations	—	—	34,596	35,217	38,164
Accrued interest, taxes & other liabilities	3,993	4,047	3,318	3,410	4,400

Total liabilities	433,306	437,395	488,751	501,547	535,445

STOCKHOLDERS’ EQUITY
Common stock — no par value
5,000,000 shares authorized	43,002	42,974	42,945	42,913	42,883
Retained earnings	(27,257)	(24,920)	(22,140)	(21,657)	(22,548)
Accumulated other comprehensive income (loss)	327	(159)	(562)	(724)	(788)

Total stockholders’ equity	16,072	17,895	20,243	20,532	19,547

TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$449,378	$455,290	$508,994	$522,079	$554,992

Common stock shares issued & outstanding	2,289,912	2,276,441	2,267,135	2,248,553	2,225,214

Asset Quality Ratios:
Non-Performing Loans as a % of Total Loans	5.96%	6.18%	5.96%	6.56%	6.73%
Allowance for Loan Losses as a % of Non-Performing Loans	80.69%	69.47%	60.00%	45.87%	56.12%
Accruing Loans Past Due 90 Days More to Total Loans	0.00%	0.35%	0.12%	0.09%	0.05%
Non-Performing Assets as a % of Total Assets	6.45%	6.87%	6.52%	6.96%	6.27%

Quarterly Average Balances:
Total Loans	322,276	338,814	356,573	373,415	392,044
Total Earning Assets	414,782	418,691	427,638	448,117	456,172
Total Shareholders’ Equity	18,260	19,870	20,750	20,281	20,167
Total Assets	457,986	477,761	513,830	530,250	562,326
Diluted Shares Outstanding	2,277,406	2,276,441	2,249,917	2,226,745	2,210,613

Fentura Financial Inc.
Consolidated Income Statements
(Dollars in thousands, except per share data)
UNAUDITED

	Three Months ended					Nine months ended
	Sep 30	Jun 30	Mar 31	Dec 31	Sept 30	Sep 30	Sep 30
(prior periods restated with out DSB)	2010	2010	2010	2009	2009	2010	2009
Interest income:
Interest & fees on loans	$5,030	$5,200	$5,306	$5,665	$5,936	$15,536	$18,399
Interest & dividends on securities:
Taxable	340	297	292	323	403	929	1,213
Tax-exempt	54	104	124	128	136	282	418
Interest on federal funds sold	12	10	5	3	2	27	1

Total interest income	5,436	5,611	5,727	6,119	6,477	16,774	20,031

Interest expense:
Deposits	1,451	1,594	1,817	2,035	2,278	4,862	7,503
Borrowings	203	198	197	220	226	598	829

Total interest expense	1,654	1,792	2,014	2,255	2,504	5,460	8,332

Net interest income	3,782	3,819	3,713	3,864	3,973	11,314	11,699
Provision for loan losses	2,905	3,619	1,790	3,417	1,940	8,314	11,306

Net interest income after provision for loan losses	877	200	1,923	447	2,033	3,000	393

Non-interest income:
Service charges on deposit accounts	378	403	474	532	519	1,255	1,435
Gain on sale of mortgage loans	214	135	93	155	100	442	612
Trust & investment services income	376	338	389	330	458	1,103	1,285
Gain (Loss) on sale of securities	—	75	—	—	12	—	—
Other than temporary impairment loss	(307)	—	—	(79)	—	(307)	—
Income (Loss) on Equity Investment	—	—	—	—	—	—	(1,560)
Other income and fees	522	607	391	481	391	1,595	1,473

Total non-interest income	1,183	1,558	1,347	1,419	1,480	4,088	3,245

Non-interest expense:
Salaries & employee benefits	2,013	2,063	2,114	1,942	2,129	6,191	6,752
Occupancy	430	431	449	423	428	1,310	1,378
Furniture and equipment	395	386	371	406	385	1,152	1,212
Loan and collection	542	433	557	1,204	984	1,532	2,302
Advertising and promotional	25	45	28	22	39	98	126
Loss on Equity Impairment	—	—	—	9	—	—	—
Loss/(Recovery) on impairment of held for sale operations	—	—	—	—	—	—	—
Other operating expenses	1,242	1,012	1,048	1,271	1,016	3,301	3,458

Total non-interest expense	4,647	4,370	4,567	5,277	4,981	13,584	15,228

Income (loss) from continuing operations before income tax	(2,587)	(2,612)	(1,297)	(3,411)	(1,468)	(6,496)	(11,590)
Federal income taxes (benefit)	(250)	53	(327)	(4,034)	(332)	(524)	5,266

Net income (loss) from continuing operations	(2,337)	(2,665)	(970)	623	(1,136)	(5,972)	(16,856)
Net Income (loss) from discontinued operations, net of tax	—	(115)	487	267	289	372	(1,015)

Net Income (loss)	$(2,337)	$(2,780)	$(483)	$890	$(847)	$(5,600)	$(17,871)

Net Income (Loss) per share from continuing operations:
Basic and diluted earnings	$(1.03)	$(1.17)	$(0.43)	$0.28	$(0.51)	$(2.64)	$(7.67)

Net Income (Loss) per share from discontinued operations:
Basic and diluted earnings	$—	$(0.06)	$0.22	$0.12	$0.13	$(0.17)	$(0.46)

Net Income (Loss) per share:
Basic and diluted earnings	$(1.03)	$(1.23)	$(0.21)	$0.40	$(0.38)	$(2.47)	$(8.13)

Performance Ratios:
Return on Average Assets	-0.51%	-0.58%	-0.09%	0.17%	-0.15%	-1.55%	-4.16%
Return on Average Equity	-12.80%	-13.99%	-2.33%	4.39%	-4.20%	-28.56%	-59.04%
Net Interest Margin (FTE)	3.66%	3.66%	3.59%	3.49%	3.53%	3.66%	3.40%
Book Value Per Share	$7.02	$7.86	$8.93	$9.13	$8.78	$7.02	$8.78
Net Charge-offs	2,095	1,908	178	7,278	1,425	4,003	7,276
Ratio of Net charge-offs to Gross Loans	0.67%	0.58%	0.05%	2.05%	0.48%	1.29%	1.89%